Filed pursuant to Rule 424(b)(5)
SEC File No. 333-299935
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated November 10, 2026
Preliminary Prospectus Supplement
(To Prospectus dated November 9, 2026)

Emerson Electric Co.

€     % Notes due 20
The   % Notes due 20  (the “Notes”) will mature on     , 20 . Prior to maturity, we may redeem any or all of the Notes at any time at the redemption prices described in this prospectus supplement. Interest on the Notes will accrue from    , 2026. We will pay interest on the Notes on      of each year, beginning   , 2027.
The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
We intend to apply to list the Notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We currently expect trading in the Notes on the NYSE to begin less than 30 days after the original issue date. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. Currently, there is no established trading market for the Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in the Notes involves risks. You should consider carefully the risks set forth in “Risk Factors” beginning on page S-5 of the prospectus supplement and page 2 of the accompanying prospectus, as well as the risks set forth in our other filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

Price to Public(1)		Underwriting Discount		Proceeds to Emerson Electric Co.(2)
Per Note	Total	Per Note	Total	Per Note	Total
%	€	%	€	%	€

(1)	Plus accrued interest on the Notes from , 2026, if settlement occurs after that date.
(2)	The proceeds to us are before deducting estimated expenses from the sale of the Notes.
The underwriters expect to deliver the Notes to purchasers in book-entry form only through a common depositary of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream, the “Clearing Systems”), on or about    , 2026.
Joint Book-Running Managers

J.P. Morgan	Citigroup	BofA Securities	Goldman Sachs & Co. LLC

   , 2026

We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell the Notes and seeking offers to buy the Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the Notes. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the respective cover pages of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any related free writing prospectus and the accompanying prospectus, and any other offering material that we authorize, together with the documents incorporated by reference as described under “Information We Incorporate by Reference” on page S-9 and the additional information described under the heading “Where You Can Find More Information” on page 3 of the accompanying prospectus.
In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Emerson,” “Company,” “we,” “us” and “our” refer to Emerson Electric Co. and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.
IN CONNECTION WITH THIS OFFERING OF THE NOTES, J.P. MORGAN SECURITIES PLC, AS STABILIZING MANAGER (OR ANY PERSONS ACTING ON ITS BEHALF), MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THIS MAY NOT NECESSARILY OCCUR. TO THE EXTENT REQUIRED BY APPLICABLE LAW, ANY STABILIZATION ACTION MAY ONLY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR ANY PERSONS ACTING ON ITS BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. ANY LOSS OR PROFIT SUSTAINED AS A CONSEQUENCE OF ANY SUCH OVER-ALLOTMENT OR STABILIZATION SHALL BE FOR THE ACCOUNT OF THE STABILIZING MANAGER.
ANY OF THESE ACTIVITIES MAY HAVE THE EFFECT OF PREVENTING OR RETARDING A DECLINE IN THE MARKET PRICE OF THE NOTES. THEY MAY ALSO CAUSE THE PRICE OF THE NOTES TO BE HIGHER THAN THE PRICE THAT OTHERWISE WOULD EXIST IN THE OPEN MARKET IN THE ABSENCE OF THESE TRANSACTIONS. THE UNDERWRITERS MAY CONDUCT THESE TRANSACTIONS IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. IF THE UNDERWRITERS COMMENCE ANY OF THESE TRANSACTIONS, THEY MAY DISCONTINUE THEM AT ANY TIME.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
S-ii

Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation, and any offer of the Notes in any member state of the EEA is made pursuant to an exemption under the Prospectus Regulation.
MiFID II product governance/Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes (a) the expression “retail investor” means a person who is one (or both) of the following: (i) not a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no disclosure document required by the UK Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (the “DISC Sourcebook”) for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC Sourcebook and The Consumer Composite Investments (Designated Activities) Regulations 2024.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the FCA Handbook Admission to Trading on a Regulated Market Sourcebook (the “PRM Sourcebook”). For the avoidance of doubt, although this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK POATRs or the PRM Sourcebook.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and accordingly, are only being distributed to, and are only directed at, persons who are outside the UK or persons in the UK who are qualified investors within the meaning of paragraph 15 of Schedule 1 to the UK POATRs who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000
S-iii

(Financial Promotion) Order 2005 (the “Financial Promotion Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.
UK MiFIR product governance/Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”), and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
S-iv

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and we undertake no obligation to update any such statements to reflect later developments. These risks and uncertainties include the following: the scope, duration and ultimate impacts of the Russia-Ukraine, Middle East and other global conflicts, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, which are set forth in the “Risk Factors” of Part I, Item 1A, and the “Safe Harbor Statement” of Part II, Item 7, to our Annual Report on Form 10-K for the year ended September 30, 2026, and in subsequent reports filed with the SEC, which are hereby incorporated by reference, as well as in the Risk Factors set forth in this prospectus supplement and the Risk Factors on page 2 of the accompanying prospectus.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire prospectus supplement and the accompanying prospectus, any free writing prospectus we have authorized, and the documents that we have filed with the SEC that are incorporated by reference herein and therein, including “Cautionary Statements Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2026 prior to deciding whether to purchase Notes.
Information About Emerson
Emerson Electric Co. was incorporated in Missouri in 1890 and has evolved through internal growth and strategic acquisitions into a global technology and software company that provides innovative solutions for customers in a wide range of end markets around the world. Our principal executive offices are located at 8027 Forsyth Boulevard, St. Louis, Missouri 63105. Our telephone number is (314) 553-2000.

The Offering
A brief description of the material terms of the offering follows. For a more complete description of the Notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.
Issuer
Emerson Electric Co.
Legal Entity Identifier
FGLT0EWZSUIRRITFOA30.
Notes Offered
€    aggregate principal amount of   % notes due 20  .
Maturity Date
The Notes will mature on   , 20  .
Interest Rate
The Notes will bear interest from   , 2026 at the rate of   % per annum, payable annually in arrears.
Ranking
The Notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.
Interest Payment Dates
We will pay interest on the Notes annually on    of each year, commencing on    , 2027.
Currency of Payment
Generally, all payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then in such circumstances, all payments in respect of the Notes will be made in dollars until the euro is again available to us or so used. See “Description of the Notes - Issuance in Euro.”
Additional Amounts
We will, subject to the exceptions and limitations set forth herein, pay such additional amounts as will result in the receipt by each beneficial owner of a Note that is not a United States person of such amounts, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts) as would have been received had no such withholding or deduction been required. See “Description of the Notes - Payment of Additional Amounts.”
Tax Redemption
We may redeem all, but not less than all, of the Notes in the event of certain changes in the tax laws or treaties of the United States (or any taxing authority therein), which would require us to pay additional amounts as described under “Description of the Notes - Payment of Additional Amounts.” This redemption would be made on at least 15 days’ but not more than 60 days’ notice and at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption. See “Description of the Notes - Redemption for Tax Reasons.”
Optional Redemption
We may redeem the Notes, in whole or from time to time in part, at our option at any time, at the redemption prices set forth in this prospectus supplement. See “Description of the Notes - Optional Redemption.”
Denominations
The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
ISIN / CUSIP
Common Code
Book-Entry; Delivery and Form
The Notes will be issued only in registered, book-entry form. One or more global notes (the “Global Notes”) will be deposited with a common depositary (the “Common Depositary”) on behalf of the Clearing Systems and registered in the name of the Common Depositary or its nominee. Except in the limited circumstances described herein, owners of beneficial interests in the Notes will not be entitled to have notes registered in their names and will not receive or be entitled to receive notes in definitive certificated form. Investors may hold their beneficial interests in the Notes directly through the Clearing Systems if they have an account with the Clearing Systems or indirectly through organizations which have accounts with the Clearing Systems.

Upon the registration of the Global Notes in the name of any nominee for the Clearing Systems and delivery of the Global Notes to the Common Depositary, the Clearing Systems will credit each subscriber with a nominal amount of Notes equal to the nominal amount thereof for which it has subscribed and paid.
Use of Proceeds
We expect to use the net proceeds from the sale of the Notes primarily to repay our commercial paper borrowings, and also for general corporate purposes. See “Use of Proceeds.”
Further Issuances
We may, without the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes in all respects, as described under “Description of the Notes - Additional Notes.” Any such additional Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate ISIN and CUSIP numbers.

Listing
We intend to apply to list the Notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We currently expect trading in the Notes on the NYSE to begin less than 30 days after the original issue date. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. Currently, there is no established trading market for the Notes. See “Underwriting.”
Risk Factors
An investment in the Notes involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Notes.
Trustee
Computershare Trust Company, N.A.
Paying Agent
U.S. Bank Europe DAC, UK Branch
Registrar and Transfer Agent
U.S. Bank Trust Company, National Association
Tax Considerations
See “Material United States Federal Income Tax Consequences.”
Governing Law
The State of New York.
Extended Settlement
It is expected that delivery of the Notes will be made against payment therefor on or about   , 2026, which is the    U.S. business day following the date of the pricing of the Notes. See “Underwriting - Extended Settlement.”
Selling Restrictions
The Notes will only be sold in compliance with the applicable laws and regulations in the relevant jurisdictions, as described in “Underwriting.”
MiFID II / UK MiFIR Product Governance / EU PRIIPs Regulation / DISC
Solely for the purposes of each manufacturer’s product approval processes, the manufacturers have concluded that: (i) the target market for the Notes is eligible counterparties and professional clients only; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. No PRIIPs regulation key information document (KID), in respect of the EEA, or disclosure document as required by the DISC Sourcebook, in respect of the UK, has been prepared as the Notes are not available to retail investors in the EEA and the UK. See “Underwriting.”

RISK FACTORS
An investment in the Notes involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed on page 2 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2026 (which is incorporated by reference into this prospectus supplement and the accompanying prospectus) and in subsequent reports filed with the SEC before deciding whether an investment in the Notes is suitable for you. You should also see “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment.
Risks Related to the Notes
The Notes May Not Be a Suitable Investment For All Investors.
Each potential investor in the Notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:
•
have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable supplement;

•
have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact such investment will have on its overall investment portfolio;

•
have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including where the currency for principal or interest payments is different from the potential investor’s currency;

•	understand thoroughly the terms of the Notes and be familiar with the behavior of any relevant indices and financial markets; and
•
be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

The Notes are complex financial instruments and such instruments may be purchased as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to portfolios. A potential investor should not invest in Notes which are complex financial instruments unless it has the expertise (either alone or with the help of a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the value of such Notes and the impact this investment will have on the potential investor’s overall investment portfolio.
An Investment in The Notes by A Purchaser Whose Home Currency Is Not Euro Entails Significant Risks.
Generally, all payments of interest and premium, if any, on and the principal of the Notes and any redemption price for the Notes will be made in euro, subject to certain limited exceptions. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the Notes.
An investment in the Notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls with respect to the holder’s home currency or the euro. These risks generally depend on factors over which we have no control, such as economic, financial and political events in the countries issuing such currencies, and the supply of and demand for the relevant currencies.
Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Moreover, global economic volatility and the actions to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the holder’s home currency and the euro.
Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the holder’s home currency equivalent yield on the Note, in the holder’s home currency equivalent of the principal payable at the maturity of the Note and generally in the holder’s home currency equivalent market value of the Note.
The EU or one or more of its member states may, in the future, impose exchange controls or modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption payment or additional amounts due with respect to, the Notes.
This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than an investor’s home currency. Investors should consult their own financial and legal advisors as to the risks involved in an investment in the Notes.
The Notes Permit Us to Make Payments in U.S. Dollars If We Are Unable to Obtain Euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then in such circumstances, all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the indenture (as defined in “Description of the Notes”) governing the Notes. This exchange rate may be materially less favorable than the rate in effect at the time the Notes were issued. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the Notes and you may lose a significant amount of your investment in the Notes.
In A Lawsuit for Payment on The Notes, A Noteholder May Bear Currency Exchange Risk.
The indenture is, and the Notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Notes would apply the foregoing New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
As The Global Notes Will Be Held by Or on Behalf of the Clearing Systems, Investors Will Have to Rely on Their Procedures for Transfer, Payment and Communication With Us.
The Notes will be represented by interests in the Global Notes, except in certain limited circumstances described therein. The Global Notes will be deposited with a common depositary for the Clearing Systems. Except in certain limited circumstances described in the Global Notes, investors will not be entitled to receive definitive notes. The Clearing Systems will maintain records of the beneficial interests in the Global Notes and, while the Notes are in global form, investors will be able to trade their beneficial interests only through the Clearing Systems.
While the Notes are represented by the Global Notes, we will discharge our payment obligations under the Notes by making payments to or to the order of a nominee for a common depositary for the Clearing Systems for distribution to their accountholders. A holder of a beneficial interest in the Global Notes must rely on the procedures of the Clearing Systems and, if they do not have an account with the Clearing Systems, on the procedures of the organizations through which such holder owns its beneficial interest in the Notes to receive payments under the Notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Notes.
Holders of beneficial interests in the Global Notes will not have a direct right to vote in respect of the Notes so represented. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the applicable procedures of the Clearing Systems to appoint proxies.
Trading In the Clearing Systems Is Subject to Minimum Denomination Requirements.
The terms of the Notes provide that Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the Clearing Systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive Notes are required to be issued in relation to such notes in accordance with the provisions of the Global Notes, a holder who does not have the minimum denomination of €100,000 or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
If An Active Trading Market Does Not Develop for The Notes You May Not Be Able To Resell Them.
The Notes are a new issue of securities. Although we intend to apply for listing of the Notes for trading on the NYSE, no assurance can be given that the Notes will become or will remain listed. Even if the Notes are listed, no assurance can be given that a trading market for such Notes will develop or be maintained, and we have no obligation to maintain such listing, and we may delist the Notes at any time. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the underwriters that they currently intend to make a market in these Notes after this offering is completed. However, the underwriters may cease their market-making at any time.

USE OF PROCEEDS
We expect the net proceeds to us from the sale of the Notes to be approximately €   (or approximately $   based upon a euro/U.S. dollar exchange rate as of    , 2026 of €1.00 = $   , as published by the Board of Governors of the Federal Reserve System) before deducting estimated expenses of the offering. We expect to use the net proceeds from the sale of the Notes primarily to repay our commercial paper borrowings, and also for general corporate purposes.
As of November 5, 2026, our commercial paper borrowings had a weighted average interest rate (on a bond-equivalent yield basis) of approximately 4.15% per annum with a weighted average maturity of approximately 90 days.
Certain of the underwriters and/or their affiliates may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering in connection with the repayment of commercial paper.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.
We incorporate by reference into this prospectus supplement the documents listed below that we have previously filed with the SEC. These documents contain important information about us.
•	Our Annual Report on Form 10-K for the year ended September 30, 2026.
•
The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 12, 2025 that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended September 30, 2026.

We incorporate by reference into this prospectus supplement any additional documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus supplement and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
For purposes of this prospectus supplement and the accompanying prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement or the accompanying prospectus is a part.
You may receive a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge, by writing or calling John Sperino, our Vice President and Assistant Secretary, at Emerson Electric Co., 8027 Forsyth Boulevard, St. Louis, Missouri 63105, telephone 314-553-2000. Our SEC filings are also available to the public on or accessible through our website at http://www.emerson.com. Information on our website is not intended to be an active link and is not part of this prospectus supplement, the accompanying prospectus, any free writing prospectus or the registration statement of which this prospectus supplement is part.

DESCRIPTION OF THE NOTES
References to “Emerson”, “we,” “us” and “our” in this section are only to Emerson Electric Co. and not to its subsidiaries.
We will issue the Notes as a separate series of debt securities under an indenture dated as of December 10, 1998 between us and Computershare Trust Company, N.A. (the “Trustee”), as successor to Wells Fargo Bank, National Association as successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), and a supplemental indenture to be entered into between us and the Trustee, as trustee for the Notes offered hereby. The indenture, as supplemented by the supplemental indenture, is referred to as the “indenture”. We have summarized selected terms and provisions of the indenture and the Notes below and in the accompanying prospectus under “Description of the Debt Securities.” These summaries are not complete and are subject to, and qualified in their entirety by reference to, the actual provisions of the indenture and the Notes. A copy of the original indenture is an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and we will file the supplemental indenture, which will include the form of Notes, as an exhibit to a Current Report on Form 8-K, and which will be incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
We have issued a significant amount of debt securities under the indenture.
Under an agency agreement to be entered into between us, the Trustee, the paying agent, the transfer agent and registrar, we will appoint U.S. Bank Europe DAC, UK Branch to act as paying agent in connection with the Notes, and we will appoint U.S. Bank Trust Company, National Association to act as transfer agent and registrar for the Notes.
Certain Terms of the Notes
The Notes will be initially limited to €   in aggregate principal amount. The Notes will mature on   , 20  . The interest rate on the Notes will be   % per annum.
The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The Notes will be represented by one or more registered global securities that will be deposited with a common depositary and will be registered in the name of the nominee of the common depositary for the accounts of the Clearing Systems. Except as described under “Book-Entry; Delivery and Form - Definitive Notes” in this prospectus supplement, the Notes will not be issuable in definitive form.
Issuance in Euro
Initial holders of the Notes will be required to pay for the Notes in euros, and principal, premium, if any, and interest payments on the Notes, including any payments made upon any redemption of the Notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then in such circumstances, all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the indenture governing the Notes. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Additionally, the Trustee shall not have any liability (i) for the conversion of any currency, (ii) in connection with any exchange rate or other information used in any currency conversion, or (iii) for any exchange risk in connection with any conversion, payment or otherwise, and further, shall only accept or disburse funds in U.S. dollars. See “Risk Factors - The Notes permit us to make payments in U.S. dollars if we are unable to obtain euro.”

Payment of Principal and Interest
Interest on the Notes will accrue from   , 2026. We will pay interest on the Notes annually in arrears on    of each year, beginning in 20  , and on the maturity date for the Notes, to the record holders at the close of business on the preceding    (whether or not such record date is a business day).
For the purposes of the Notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the real time gross settlement system operated by the Eurosystem (or any successor system) (the T2 system), operates. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or   , 20  if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
The rights of holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of the Clearing Systems.
We will not make any sinking fund payments in connection with the Notes.
Additional Notes
The Notes are initially being offered in the aggregate principal amount of €  . We may, without the consent of the holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects, including having the same ISIN and CUSIP numbers, so that such additional Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes; provided that if any such additional Notes are not fungible with Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate ISIN and CUSIP numbers. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to such Notes.
Ranking
The Notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.
Optional Redemption
The Notes will be redeemable, in whole or from time to time in part, at our option at any time. We may redeem the Notes on any date prior to   . 20   at a redemption price in euro equal to the greater of:
(1)	100 percent of the principal amount of the Notes to be redeemed; and
(2)
the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, not including any portion of these payments of interest accrued as of the date of which such Notes are to be redeemed, discounted to the date on which such Notes are to be redeemed on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus     basis points.

In every such case, the redemption price will also include interest accrued to, but excluding, the date of redemption on the principal balance of the Notes being redeemed.
In addition, at any time on or after   , 20  , we may redeem some or all of the Notes at our option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in every such case, interest accrued to, but excluding, the date of redemption on the principal balance of the Notes being redeemed.
In any case, the principal amount of a note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.
For purposes of the optional redemption provisions above, the following terms will be applicable:
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third business day prior to the redemption date, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined above) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
General Information Regarding Optional Redemption
Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of the Clearing Systems to the holders of the Notes being redeemed not less than 15 days and not more than 60 days before the redemption date of the Notes being redeemed, as well as in accordance with the indenture. Unless we default on payment of the redemption price, on and after the redemption date, the Notes or any portion of the Notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the Trustee money sufficient to pay the accrued interest on the Notes to be redeemed and their redemption price. If less than all of the Notes are to be redeemed, then the Notes shall be selected by the paying agent by a method the paying agent deems to be fair and appropriate or, in the event that the Notes are represented by the Global Notes, beneficial interests therein shall be selected for redemption by the Clearing Systems in accordance with their respective applicable procedures therefor. If the Notes are listed on any national securities exchange, the Clearing Systems will select the Notes for redemption in compliance with their respective procedures and those of the principal national securities exchange on which the Notes are listed. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.
The Notes are also subject to redemption if certain events occur involving United States taxation. See “-Redemption for Tax Reasons.”
Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay such additional amounts as will result in the receipt by each beneficial owner of a note that is not a United States person (as defined below) of such amounts, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts) as would have been received had no such withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, the holder or beneficial owner if the holder or beneficial owner is an estate, trust, partnership, corporation or other entity, being considered as:

(a)	being or having been engaged in a trade or business in the United States or having been present in the United States or having had a permanent establishment in the United States;
(b)
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment thereon or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c)
being or having been a personal holding company, a passive foreign investment company, a controlled foreign corporation, or a foreign tax-exempt organization for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)
being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)	being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)
to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of such additional amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of such holder or other person, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding from payments on the Notes;
(5)
to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, treaty, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7)
to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)
to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)
to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(10)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).
The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading “- Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “- Payment of Additional Amounts” and under the heading “- Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Any reference to amounts payable in respect of the Notes herein or in the indenture shall be deemed to include any additional amounts which may be payable as described above.

Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) or treaties of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations, rulings or treaties, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or will become obligated to pay additional amounts as described herein under the heading “- Payment of Additional Amounts” with respect to the Notes, then we may at any time at our option redeem, in whole, but not in part, such outstanding Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes to, but not including, the date fixed for redemption; provided such obligation cannot be avoided by our taking reasonable measures available to us, not including substitution of the obligor under such Notes.
Defeasance
We may defease our obligations with respect to the Notes. For additional information regarding conditions and requirements for defeasance of the Notes, see “Description of the Debt Securities-Defeasance” in the accompanying prospectus.
Governing Law; Jury Trial Waiver
The Notes will be governed by and construed in accordance with the laws of the State of New York. The supplemental indenture will provide that the Company and the Trustee, and each holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the supplemental indenture, the Notes or any transaction contemplated thereby.
Information Concerning the Trustee
Computershare Trust Company, N.A. is the Trustee under the Indenture for the Notes. The Trustee is trustee in respect of our other debt securities issued and outstanding under the Indenture, and its affiliate is the registrar and transfer agent for our common stock. The Trustee’s Corporate Trust Office is currently located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: CCT Administrator for Emerson Electric Co.
Paying Agent, Transfer Agent and Registrar
Pursuant to an agency agreement to be entered between us, the Trustee, the Paying Agent and the transfer agent and registrar, we will appoint U.S. Bank Europe DAC, UK Branch to act as paying agent in connection with the Notes, and we will appoint U.S. Bank Trust Company, National Association to act as transfer agent and registrar for the Notes. U.S. Bank Europe DAC, UK Branch will also act as the initial authenticating agent on behalf of the Trustee.
At the time of the issuance of the Notes, the paying agent for the Notes, U.S. Bank Europe DAC, UK Branch will maintain its corporate trust paying agent office at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom, Attention: Relationship Management. At the time of the issuance of the Notes, U.S. Bank Trust Company, National Association, in its capacity as transfer agent and registrar, will maintain its office 100 Wall Street, New York, New York 10005.

BOOK-ENTRY; DELIVERY AND FORM
The Notes will initially be represented by the Global Notes. The Global Notes will be registered in the name of the nominee of the common depositary (the “Common Depositary”) for the accounts of the Clearing Systems.
Upon the registration of the Global Notes in the name of any nominee for the Clearing Systems and delivery of the Global Notes to the Common Depositary, the Clearing Systems will credit each subscriber with a nominal amount of Notes equal to the nominal amount thereof for which it has subscribed and paid.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to the Clearing Systems or their respective nominees. You may hold your interests in the Global Notes in Europe through the Clearing Systems, either as a participant in such systems or indirectly through organizations that are participants in such systems. The Clearing Systems will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of the Clearing Systems.
The distribution of the Notes will be cleared through the Clearing Systems. Any secondary market trading of book-entry interests in the Notes will take place through the Clearing Systems’ participants and will settle in same-day funds. Owners of book-entry interests in the Notes will receive payments relating to their Notes in euro, except as described in “Description of the Notes-Issuance in Euro.”
The Clearing Systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the Notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of the Clearing Systems will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the Notes held by them. Neither, we, the Trustee, the paying agent, the registrar nor the transfer agent have any responsibility for any aspect of the records kept by the Clearing Systems or any of their direct or indirect participants. Additionally, neither we, the Trustee, the paying agent, the registrar or the transfer agent supervise these systems in any way.
The Clearing Systems and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of such Note.
We have been advised by the Clearing Systems, respectively, as follows:
Clearstream
Clearstream advises that it is organized under the laws of Luxembourg as a société anonyme, operating as an international central securities depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”), and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Clearance and Settlement Procedures
We understand that investors that hold their Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Each of the persons shown in the records of Clearstream and Euroclear or any other clearing system (“Alternative Clearing System”) as the holder of a Note represented by the Global Notes must look solely to Clearstream, Euroclear or any such Alternative Clearing System (as the case may be) for his share of each payment made by us to the holder of the Global Notes and in relation to all other rights arising under the Global Notes, subject to and in accordance with the respective rules and procedures of Clearstream, Euroclear or such Alternative Clearing System (as the case may be). Such persons shall have no claim directly against us in respect of payments due on the Notes for so long as the Notes are represented by the Global Notes and we will discharge such obligations by payment to the holder of the Global Notes in respect of each amount so paid.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Definitive Notes
Subject to certain conditions, the Notes represented by the Global Notes are exchangeable for Notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:
(1)
the depositary for any of the Notes represented by a registered global note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days;

(2)
the relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces its intention permanently to cease business or does in fact do so; or

(3)	we have or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Global Notes in definitive form; or
(4)	an Event of Default under the Notes has occurred and is continuing.
In all cases, Notes in definitive form delivered in exchange for the Global Notes or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Clearing Systems (in accordance with their customary procedures).
Notices
Notices to holders of the Notes will be sent by mail to the registered holders or otherwise transmitted in accordance with the procedures of the Clearing Systems.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of the material U.S. federal income tax consequences generally applicable in connection with the acquisition, ownership and disposition of the Notes. This discussion is based upon provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
This discussion is for general information purposes only and does not address all aspects of U.S. federal income taxation related to the acquisition, ownership and disposition of the Notes. Except where otherwise noted, this discussion is limited to the tax consequences applicable to beneficial owners who purchase the Notes for cash in this offering at a price equal to the “issue price” for the Notes within the meaning of Section 1273 of the Code (generally, the first price at which a substantial portion of the Notes is sold to the public for cash, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any state, local or foreign income tax consequences, non-income tax consequences (such as estate or gift tax consequences), or U.S. federal income tax consequences that may be relevant to holders in light of their personal circumstances or to holders subject to special treatment under U.S. federal income tax law, such as:
•
dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	persons holding the Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	entities treated as “passive foreign investment companies” for U.S. federal income tax purposes;
•	U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;
•	persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement;
•	certain former citizens or residents of the United States; and
•	persons subject to any minimum tax.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and certain determinations made at the partner level. A beneficial owner of the Notes that is a partnership and partners in such a partnership should consult their own tax advisors regarding the U.S. federal income tax consequences to them.
If you are considering the purchase of the Notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular circumstances, as well as any consequences arising under the non-income tax laws, under the laws of any state, local or non-U.S. taxing jurisdiction, or under any applicable tax treaty.
In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of the Notes that is:
•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

We use the term “non-U.S. holder” to describe a beneficial owner of the Notes that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).
YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.
Certain Contingent Payments
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the Notes (see “Description of the Notes - Optional Redemption” and “- Payment of Additional Amounts”). We intend to take the position that the possibility of such payments on the Notes does not cause the Notes to be subject to the nonfunctional currency contingent payment debt instrument rules under the applicable U.S. Treasury regulations. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, you might be required to accrue interest income at a higher rate than the stated interest rate on the Notes, and to treat as ordinary income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as nonfunctional currency contingent payment debt instruments. You are urged to consult your own tax advisors regarding the potential application to the Notes of the nonfunctional currency contingent payment debt instrument rules and the consequences thereof.
Taxation of U.S. Holders
Interest on the Notes
Payments of interest on the Notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the Notes will be issued with no more than a de minimis amount of original issue discount, or “OID,” for U.S. federal income tax purposes.
A U.S. holder that uses the cash method of tax accounting and that receives a payment of interest in euro (including a payment attributable to accrued but unpaid interest upon the sale, exchange, redemption, repurchase or other taxable disposition of a Note) will be required to include in income the U.S. dollar value of the euro-denominated payment received (determined based on the spot rate of exchange on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time. A cash basis U.S. holder will not recognize foreign currency exchange gain or loss on the receipt of interest income, but may recognize exchange gain or loss attributable to the actual disposition of the euro received.
A U.S. holder that uses the accrual method of tax accounting will, unless an alternative election is made, accrue interest income in euro and translate that amount into U.S. dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate of exchange for the partial period within the applicable taxable year. Alternatively, an accrual method U.S. holder may elect to translate interest income into U.S. dollars at the spot rate of exchange on the last day of the accrual period (or in the case of a partial accrual period, the spot rate of exchange on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate of exchange on the date of receipt. A U.S. holder that makes this election must apply it consistently to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot change the election without the consent of the IRS. A U.S. holder that uses the accrual method will recognize foreign currency exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment (or proceeds from a sale, exchange, redemption, repurchase or other taxable disposition attributable to accrued interest) is actually received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the euro payment received (determined based on the spot rate of exchange on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined using the averaging method described in the first sentence of this paragraph, unless an alternative election is made), regardless of whether the payment is in fact converted to U.S. dollars.

Sale, Exchange, Redemption, Retirement or other Taxable Disposition of the Notes
A U.S. holder will generally recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a Note in an amount equal to the difference between the amount realized upon such disposition (except to the extent the amount realized is attributable to accrued interest not previously included in income, which will be taxable as described above under “-Interest on the Notes”) and the U.S. holder’s adjusted tax basis in such Note. A U.S. holder’s adjusted tax basis in the Note generally will be the U.S. dollar value of the euro used to purchase the Note based on the spot rate of exchange on the purchase date. If the Note is traded on an established securities market, as the Notes are expected to be, a cash basis U.S. holder (and if it elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the euro amount paid for the Note on the settlement date of the purchase.
The amount realized on the sale, exchange, redemption, repurchase or other taxable disposition of a Note for an amount in euro will generally be the U.S. dollar value of such euro based on the spot rate of exchange on the date the Note is disposed of; provided, however, that if the Note is traded on an established securities market, as the Notes are expected to be, a cash basis U.S. holder (and if it elects, an accrual basis U.S. holder) will determine the U.S. dollar value of such euro on the settlement date of the disposition. If an accrual method U.S. holder makes such election, such election must be applied consistently to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot be changed without the consent of the IRS. If a Note is not traded on an established securities market (or, if a Note is so traded, but a U.S. holder is an accrual basis U.S. holder that has not made the settlement date election), a U.S. holder will recognize currency exchange gain or loss (taxable as ordinary income or loss) to the extent that the U.S. dollar value of the euro received (based on the spot rate of exchange on the settlement date) differs from the U.S. dollar value of the amount realized.
Except as discussed below with respect to currency exchange gain or loss, any gain or loss recognized by a U.S. holder on a taxable disposition of the Note will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of the disposition. Otherwise, such capital gain or loss will be a short-term capital gain or loss. Non-corporate U.S. holders may be eligible for reduced rates of U.S. federal income tax on long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.
Gain or loss realized upon the sale, exchange, redemption, repurchase or other taxable disposition of a Note that is attributable to fluctuations in foreign currency exchange rates will be ordinary income or loss. Gain or loss attributable to fluctuations in currency exchange rates generally will equal the difference between (i) the U.S. dollar value of a U.S. holder’s purchase price for the Note in euro, determined using the spot rate of exchange on the date the Note is disposed of, and (ii) the U.S. dollar value of a U.S. holder’s purchase price for the Note in euro, determined using the spot rate of exchange on the date the U.S. holder acquired the Note (or, in each case, determined on the settlement date if the Notes are traded on an established securities market, as the Notes are expected to be, and the U.S. holder is either a cash basis or an electing accrual basis holder). The exchange gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange, redemption, repurchase or other taxable disposition of the Note, and generally will be ordinary income or loss.
Exchange of Foreign Currencies
A U.S. holder’s tax basis in the euros received as interest on or on the sale, exchange, redemption, repurchase or other taxable disposition of a Note will be the U.S. dollar value of such euros based on the spot rate of exchange in effect on the date of receipt of the euros. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros (including its exchange for U.S. dollars) will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or disposition, and (ii) the U.S. holder’s adjusted tax basis in such euros. Any gain or loss recognized by a U.S. holder on a sale, exchange, redemption, repurchase or other taxable disposition of the euros will be ordinary income or loss.
Tax Return Disclosure Requirements
A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, a U.S. holder may be required to treat a foreign currency exchange loss from the Notes as a reportable transaction if this loss meets or exceeds the relevant threshold in the applicable U.S. Treasury regulations, and to disclose its investment by filing Form 8886 with the IRS. Prospective purchasers should consult their tax advisors regarding the application of these rules.

Medicare Tax
Certain U.S. holders who are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on a portion or all of their net investment income, which generally includes gross income from interest (including interest paid with respect to a Note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, redemption, exchange, retirement or other taxable disposition of a Note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to interest on the Notes and the proceeds of a sale of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding at the applicable rate will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the US holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Non-U.S. Holders
Interest on the Notes
Subject to the discussions below concerning income effectively connected with a U.S. trade or business, backup withholding and FATCA, payments of interest on the Notes made to a non-U.S. holder generally will be exempt from U.S. federal income tax and U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate), provided:
•	such non-U.S. holder is not a “10-percent shareholder” of us, as defined in Section 871(h)(3) of the Code and the U.S. Treasury regulations thereunder;
•
such interest is not effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder (or, if a treaty applies, such interest is not attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States);

•	such non-U.S. holder is not a bank described in Section 881(c)(3)(A) of the Code;
•	such non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership; and
•	certain certification requirements are met.
Such certification requirements will be met if either (1) the non-U.S. holder provides the applicable withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), which includes its name and address and a certification, under penalties of perjury, that the non-U.S. holder is not a “United States person” within the meaning of the Code, or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the non-U.S. holder certifies to the applicable withholding agent on IRS Form W-8IMY (or other applicable form) under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), which includes a statement, under penalties of perjury, that such non-U.S. holder is not a “United States person” within the meaning of the Code and provides the applicable withholding agent with a copy of this statement.
If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty, or

(2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a U.S. permanent establishment or fixed base to which such interest is attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification), the non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, such effectively connected interest may be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate). Prospective investors should consult their own tax advisors regarding the tax consequences of the ownership and disposition of the Notes, including the possible imposition of branch profits taxes.
Sale, Exchange, Redemption, Retirement or other Taxable Disposition of the Notes
Subject to the discussions below concerning backup withholding and FATCA, and except with respect to accrued but unpaid interest, which will be taxable as described above under “- Interest on the Notes,” a non-U.S. holder generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note unless (i) such non-U.S. holder is a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct of a trade or business in the U.S. by such non-U.S. holder (and, if required by an applicable income tax treaty, such non-U.S. holder maintains a U.S. permanent establishment or fixed base to which such gain is attributable).
If a non-U.S. holder is subject to U.S. federal income tax on the taxable disposition of the Notes because such non-U.S. holder is described in clause (i) of the paragraph above, any gain realized by such non-U.S. holder from the sale, exchange, retirement or other taxable disposition of the Notes generally will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain U.S. source capital losses. If a non-U.S. holder is subject to U.S. federal income tax because such non-U.S. holder is described in clause (ii) of the paragraph above, any gain realized by such non-U.S. holder from the sale, exchange, retirement or other taxable disposition of the Notes will be subject to tax on a net income basis at graduated U.S. federal income tax rates as if the holder were a U.S. person. If such non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or lower applicable treaty rate).
Information Reporting and Backup Withholding
Generally, information returns will be filed with the IRS in connection with payments of interest on the Notes and proceeds from the sale or other taxable disposition (including a retirement or redemption) of the Notes. Copies of the information returns reporting such payments and any withholding may be made available to the tax authorities in the country in which a non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty.
A non-U.S. holder may be subject to backup withholding on payments on the Notes unless the non-U.S. holder complies with certain certification procedures to establish that it is not a United States person or it is otherwise exempt from backup withholding. The certification procedures required to claim an exemption from withholding on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against the non-U.S. holder’s U.S. federal income tax liability and any excess may be refunded if the proper information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of backup withholding to their particular circumstances and the availability of any procedures for obtaining an exemption from backup withholding.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required under Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on interest paid in respect of a Note if such Note is held by or through certain financial institutions (including investment funds), unless such institution

(i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which a Note is held will affect the determination of whether such withholding is required. Similarly, interest in respect of a Note held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to FATCA withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the U.S. Treasury Department. We will not pay any additional amounts to holders of Notes in respect of any amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the possible implications of the FATCA provisions of the Code on their investment in the Notes. Under proposed U.S. Treasury regulations promulgated by the Treasury Department, which state that taxpayers may rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued, FATCA withholding will not be imposed on gross proceeds from any sale or disposition of the Notes.

UNDERWRITING
We are selling the Notes to the underwriters named below under a Pricing Agreement dated    , 2026. The underwriters, and the amount of the Notes each of them has severally agreed to purchase from us, are as follows:

Underwriters	Principal Amount of Notes
J.P. Morgan Securities plc	€
Citigroup Global Markets Limited
Merrill Lynch International
Goldman Sachs & Co. LLC
Total	€

Under the terms and conditions of the Pricing Agreement, if the underwriters take any of the Notes, then they are obligated to take and pay for all of the Notes.
The underwriters initially propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page and part to certain dealers at a price that represents a concession not in excess of  % of the principal amount of the Notes.
Any underwriter may allow, and any such dealer may reallow, a concession to certain other dealers not in excess of  % of the principal amount of the Notes.
After the initial offering of the Notes, the underwriters may, from time to time, vary the offering price and other selling terms.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of such liabilities.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the Notes:

Underwriting Discount paid by us
Per Note	Total
%	€

We estimate that we will spend approximately $1,500,000 for printing, ratings agency, trustee and legal fees, and other expenses related to this offering.
The Notes are a new issue of securities, and there is currently no established trading markets for the Notes. We intend to file an application to list the Notes on the NYSE. We expect trading in the Notes on the NYSE to begin less than 30 days after the original issue date, but such listing application is subject to review and approval of the NYSE. Even if the Notes are listed, no assurance can be given that a trading market for the Notes will develop or be maintained, and we have no obligation to maintain such listing, and we may delist the Notes at any time.
The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.
In connection with the issue of the Notes, J.P. Morgan Securities plc (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) may over-allot the Notes or effect transactions with a view to supporting the market price of the Notes at a higher level than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. To the extent required under applicable law, any stabilization action may only begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because J.P. Morgan Securities plc has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
Certain of the Underwriters and/or their affiliates may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering in connection with the repayment of commercial paper.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, financial advisory, investment banking, lending and other commercial dealings in the ordinary course of their business with us or our affiliates, including participating as lenders under our revolving backup credit facility and/or our 364-Day Credit Facility. In particular, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A. and Goldman Sachs Bank USA, affiliates of certain of the underwriters, are acting as lenders and agents under our 364-Day Credit Facility. They have received, and may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those affiliates or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Extended Settlement
It is expected that delivery of the Notes will be made against payment therefor on or about     , 2026, which is the     U.S. business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+    , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Selling Restrictions
Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Sales of Notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes (a) the expression “retail investor” means a person who is one (or both) of the following: (i) not a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the EUWA; or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the UK POATRs; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no disclosure document required by the FCA DISC Sourcebook for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC Sourcebook and The Consumer Composite Investments (Designated Activities) Regulations 2024.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the PRM Sourcebook. For the avoidance of doubt, although this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK POATRs or the PRM Sourcebook.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and are only directed at, persons who are outside the UK or persons in the UK who are qualified investors within the meaning of paragraph 15 of Schedule 1 to the UK POATRs who are also (i) investment professionals falling within Article 19(5) of the Financial Promotion Order, (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended and must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for such documents. The Notes may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the DIFC.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering.
This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase of any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(1)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(2)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(3)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(4)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.

Hong Kong
The Notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. None of the underwriters or the Company has issued or had in its possession for the purposes of issue, and none of the underwriters or the Company will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or

(b)	to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

VALIDITY OF THE NOTES
John Sperino, our Vice President and Assistant Secretary, will pass upon the legality of the Notes for us. Davis Polk & Wardwell LLP, New York, New York, will pass upon the legality of the Notes for the underwriters. Mr. Sperino is paid a salary by us, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of our common stock. Davis Polk & Wardwell LLP will rely on the opinion of Mr. Sperino with respect to all matters of Missouri law. Davis Polk & Wardwell LLP acts as counsel to us from time to time with respect to various matters but not with respect to the Notes. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is also representing us in connection with some aspects of this offering.

EXPERTS
The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2026 and 2025, and for each of the years in the three-year period ended September 30, 2026, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2026 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2026 financial statements refers to a change in the method of accounting for pension and postretirement plans.

EMERSON ELECTRIC CO.
DEBT SECURITIES
PREFERRED STOCK ($2.50 PAR VALUE)
COMMON STOCK ($0.50 PAR VALUE)
WARRANTS
SHARE PURCHASE CONTRACTS
SHARE PURCHASE UNITS
We may offer and issue debt securities, preferred stock, common stock, warrants, share purchase contracts and share purchase units from time to time in one or more offerings. The shares of preferred stock or debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. You should read this prospectus, any prospectus supplement, any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference carefully before you invest.
Our common stock is listed on the New York Stock Exchange and the NYSE Texas under the symbol “EMR.”
Investing in our securities involves risk. See “Risk Factors” beginning on Page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We may offer these securities in amounts, at prices and on terms determined at the time of offering.
We may sell securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock or securities convertible into our common stock, at market prices prevailing at the time of the sales or prices related to such prevailing market prices.
We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. More information about the way we will distribute the securities is under the heading “Plan of Distribution.” Information about the underwriters, dealers or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to that series of securities, including their compensation. Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.
THE DATE OF THIS PROSPECTUS IS NOVEMBER 9, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of the securities that we may sell pursuant to this registration statement.
In this prospectus, “we,” “us,” “our,” the “Company” and “Emerson” refer to Emerson Electric Co.
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to sell securities, we will provide a prospectus supplement, and if applicable, a pricing supplement, that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement, any applicable pricing supplement, any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Information We Incorporate By Reference” and the additional information described under the heading “Where You Can Find More Information” below.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to, the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus, any prospectus supplement, any documents incorporated by reference, any free writing prospectus or any other material that we authorize may be accurate only as of their respective dates, regardless of the time of delivery or any sale of securities. You should not assume that the information in this prospectus, any prospectus supplement, any documents incorporated by reference, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
INFORMATION ABOUT EMERSON
Emerson Electric Co. was incorporated in Missouri in 1890 and has evolved through internal growth and strategic acquisitions into a global technology and software company that provides innovative solutions for customers in a wide range of end markets around the world. Our principal executive offices are located at 8027 Forsyth Boulevard, St. Louis, Missouri 63105. Our telephone number is (314) 553-2000.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business which are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended September 30, 2026, which are hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and the prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.
Risks Related to Our Securities
There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.
There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.
The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.
Net proceeds from the sale of our securities may not result in an increase in investment value.
Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the sources referred to above.
INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it in this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.
We incorporate by reference into this prospectus the documents listed below that we have previously filed with the SEC. These documents contain important information about us.
•	Our Annual Report on Form 10-K for the year ended September 30, 2026.
•
The description of our common stock included as Exhibit 4(c) to the Annual Report on Form 10-K for the year ended September 30, 2026, including any amendment or report filed for purposes of updating such description.

We incorporate by reference into this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date we first filed the registration statement to which this prospectus relates and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov). You can also obtain these documents from us, without charge, by writing or calling John A. Sperino, our Vice President and Assistant Secretary, at Emerson Electric Co., 8027 Forsyth Boulevard, St. Louis, Missouri 63105, telephone 314-553-2000. Our SEC filings are also available to the public on our website at http://www.emerson.com. Information on our web site is not intended to be an active link and is not part of this prospectus, any prospectus supplement, any free writing prospectus or the registration statement of which this prospectus is part.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus, any prospectus supplement, free writing prospectus or other offering material, or in documents incorporated by reference into this prospectus, may contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. In this context, forward-looking statements often address our expected future business and financial performance, including our outlook or guidance, and often contain words such as “expect,” “may,” “might,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “forecast,” or “assume.” These forward-looking statements are based on current expectations, are subject to risks and uncertainties, and we undertake no obligation to update any such statements to reflect later developments. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary statement identifying important economic, political and technological factors, among others, changes in which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.
Such factors include, but are not limited to, the following: the scope, duration and ultimate impacts of the Russia-Ukraine, Middle East and other global conflicts, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, which are set forth in the “Risk Factors” of Part I, Item 1A to the Company’s most recent Annual Report on Form 10-K, and in subsequent reports filed with the SEC, which are incorporated by reference, and the risk factors in this prospectus and in any prospectus supplement.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, financing acquisitions and the repayment or refinancing of short or long term borrowings. Before we use the proceeds for these purposes, we may invest them in short term investments. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering by us.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
•	debt securities;
•	shares of preferred stock;
•	shares of common stock;
•	warrants to purchase common stock, preferred stock, debt securities or any combination thereof;
•	share purchase contracts; and
•	share purchase units.
This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material U.S. federal income tax considerations relating to the securities offered to the extent required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus, or other offering materials we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Where You Can Find More Information” and “Information We Incorporate By Reference.”
The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF THE DEBT SECURITIES
This section describes some of the general terms of the debt securities that we may issue, from time to time, either separately, upon exercise of a warrant, as part of a share purchase unit or otherwise. Each prospectus supplement will describe the particular terms of the debt securities we are offering under that prospectus supplement. Each such prospectus supplement will also indicate the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that prospectus supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement or any applicable free writing prospectus.
Unless otherwise provided in the prospectus supplement, we will issue the debt securities under an Indenture, dated as of December 10, 1998 (the “Indenture”) between us and Computershare Trust Company, N.A. (the “Trustee”). The Trustee is successor to Wells Fargo Bank, National Association, which in turn is successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York). We are summarizing certain important provisions of the Indenture and material known provisions of the debt securities. We do not restate the Indenture or the known terms of the debt securities in their entirety. We urge you to read the Indenture and the form of debt securities issued thereunder because they, and not this description, will define your rights as holders of the debt securities. We previously filed the Indenture with the SEC, and it is incorporated by reference as an exhibit to the registration statement that includes this prospectus. When we use capitalized terms that we do not define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.
General
The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes (including notes commonly referred to as medium term notes) or other unsecured evidences of indebtedness.
We have issued a significant amount of debt securities under the Indenture. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, nor does it limit other debt that we may issue. We may issue the debt securities at various times in different series, each of which may have different terms. (Section 2.3)
The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:
•	The title of the debt securities.
•	Whether we may “reopen” the debt securities and issue additional debt securities of the same series.
•	Any limit on the total principal amount of such debt securities that we may offer.
•	The price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount.
•	The amortization schedule, maturity date or retirement of the debt securities.
•
The interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity. We may also specify how the rate or rates on the debt securities will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	The date from which interest on the debt securities will accrue or how the date will be determined.
•	The dates on which we will pay interest and the regular record dates for determining which Holders are entitled to receive the interest.
•	Any authenticating or paying agents, registrars or other agents.
•	If applicable, the dates on which or after which, and the prices and other terms at which, we are required to redeem the debt securities or have the option to redeem the debt securities.
•	If applicable, the circumstances under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of a change in control.
•	If applicable, any provisions with respect to amortization, sinking funds or retirement.
•	If applicable, any limitations on the defeasance provisions of the Indenture or any debt securities.

•	The amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount.
•	Any additional restrictive covenants or other material terms relating to the debt securities.
•	The terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt or other securities.
•	Any additional Events of Default that will apply to the debt securities.
•
If we will make payments on the debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

•	Any other material terms of the debt securities.
We may issue debt securities in one or more series, or tranches, at one or more times, having terms different from one another, including, but not limited to principal amount, maturity, interest rate and covenants.
Tax and other special considerations applicable to any series of debt securities will be described in the prospectus supplement in which we offer those debt securities to the extent required. In addition, certain U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement to the extent required.
Payments on Debt Securities
We will make payments on the debt securities at the office or agency we will maintain for that purpose (which will be a corporate trust office or agency of the Trustee in St. Paul, Minnesota unless we indicate otherwise in the prospectus supplement) or at such other places and at the respective times and in the manner as we designate in the prospectus supplement. (Sections 3.1 and 3.2) As explained under “Book-Entry Debt Securities” below, all debt securities will be book-entry and The Depository Trust Company or its nominee will be the initial registered Holder unless the prospectus supplement provides otherwise.
Unless otherwise indicated in the prospectus supplement, if any principal or interest payment date or date (if any) fixed for redemption or repayment of the debt securities is not a “Business Day,” we will pay interest or principal, as the case may be, on the next succeeding Business Day and no interest shall accrue for the period after such date. Unless otherwise indicated in the prospectus supplement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which applicable law or regulation authorizes or requires banking institutions in the City of New York, New York to close.
Form, Denominations and Transfers
Unless otherwise indicated in the prospectus supplement:
•	The debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof.
•	We will not charge any fee to exchange or register any transfer of any debt securities, except for taxes or other governmental charges (if any). (Section 2.8)
Ranking
Unless we otherwise indicate in a prospectus supplement, the debt securities will be our senior unsecured debt obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.
Original Issue Discount Securities
If debt securities are Original Issue Discount Securities, we will offer and sell them at a more than de minimis discount below their stated principal amount. “Original Issue Discount Security” means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 1.1) We will describe specific U.S. federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities in the prospectus supplement to the extent required.

Indexed Debt Securities
We may issue debt securities under which the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the Holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time our payment obligation is calculated. All payments of principal and interest with respect to any indexed debt securities will be paid in cash. We will include information in the prospectus supplement for such debt securities about how we will calculate the principal and/or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. The applicable prospectus supplement will provide information about additional tax considerations which would apply to the Holders of those debt securities to the extent required.
Certain Restrictions
Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the Indenture or the debt securities that would protect you against a highly leveraged or other transaction involving Emerson that may adversely affect you as a Holder of debt securities. If there are provisions that offer such protection, they will be described in the particular prospectus supplement.
Limitations on Liens. Under the Indenture, we and our Restricted Subsidiaries (defined below) may not issue any debt for money borrowed, or assume or guarantee any such debt, which is secured by a mortgage on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless such mortgage similarly secures your debt securities. A Principal Property is any manufacturing plant or manufacturing facility that we or any Restricted Subsidiary owns, located within the continental United States and, in the opinion of our board of directors, is of material importance to our total business that we and our Restricted Subsidiaries conduct, taken as a whole. The above restriction will not apply to debt that is secured by:
•	mortgages on property, shares of stock or indebtedness of any corporation that exists when it becomes a Restricted Subsidiary;
•	mortgages on property that exist when we acquire the property and mortgages that secure payment of the purchase price of and improvements to the mortgaged property;
•	mortgages that secure debt which a Restricted Subsidiary owes to us or to another Restricted Subsidiary;
•	mortgages that existed at the date of the Indenture;
•	mortgages on property of a company that exist when we acquire the company;
•	mortgages in favor of a government to secure debt that we incur to finance the purchase price or cost of construction of the property that we mortgage; or
•	extensions, renewals or replacement of any of the mortgages described above.
A Restricted Subsidiary is a direct or indirect subsidiary of Emerson if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).
The Indenture also excepts from this limitation on liens secured debt in an amount up to 10% of our Consolidated Net Tangible Assets. (Section 3.6)
Limitation on Sale and Leaseback Transactions. We and our Restricted Subsidiaries may not enter into sale and leaseback transactions involving any Principal Property (except for leases of up to three years, and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless:
•
we could issue debt secured by the property involved (under the limitations on liens described above) in an amount equal to the Attributable Debt which would be calculated under the Indenture based on the rental payments to be received, or

•	we pay other debt within 90 days in an amount not less than such Attributable Debt amount. (Section 3.7)

Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless (1) we are the surviving corporation, or the surviving corporation (if it is not Emerson) is a domestic (U.S.) corporation and assumes our obligations on your debt securities and under the Indenture; and (2) immediately after any such transaction, there is no default. (Section 9.1)
Defeasance
The Indenture includes provisions allowing defeasance that we may choose to apply to debt securities of any series. If we do so, we would irrevocably deposit with the Trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on the defeased debt securities. Our ability to exercise our option to cause a defeasance is conditioned upon (a) no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, occurring, and (b) no breach continuing or occurring as a result of such defeasance. If we make such a deposit with respect to your debt securities, we may elect either:
•
to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (“legal defeasance”); or

•	to be released from our restrictions described above relating to liens and sale/leaseback transactions (“covenant defeasance”).
To establish such a trust, we must deliver to the Trustee an opinion of our counsel that the Holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance, such opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. There may be additional provisions relating to defeasance which we will describe in the prospectus supplement. (Sections 12.1 through 12.4)
Events of Default, Notice and Waiver
If certain Events of Default by us specified in the Indenture happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of the defaulted series may declare the principal, and accrued interest, if any, of all securities of such series to be immediately due and payable. If certain specified Events of Default happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal, and accrued interest, if any, of all the outstanding debt securities to be due and payable. (Section 5.1)
An Event of Default in respect of any series of debt securities means:
•	default for 30 days in payment of any interest installment;
•	default in payment of principal, premium, sinking fund installment or analogous obligation when due;
•
unless stayed by litigation, default in performance of any other covenant in the Indenture governing such series, for 90 days after notice to us by the Trustee or by the Holders of 25% in principal amount of the outstanding debt securities of such series;

•	certain events of our bankruptcy, insolvency and reorganization; and
•	any additional events of default described in the prospectus supplement. (Section 5.1)
Within 90 days after a default in respect of any series of debt securities, the Trustee must give to the Holders of such series notice of all uncured defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold such notice if it in good faith determines that such withholding is in the interest of such Holders. The term “default” means, for this purpose, the happening of any Event of Default, disregarding any grace period or notice requirement. (Section 5.11)
Before the Trustee is required to exercise rights under the Indenture at the request of Holders, it is entitled to receive from such Holders such reasonable indemnity or, in certain cases, security, as it may require, against costs, liabilities and expenses, subject to its duty, during an Event of Default, which has not been cured or waived, to act with the required standard of care. (Sections 6.1 through 6.13)

In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)
The Indenture provides that Holders of debt securities do not have any right to bring suit under the Indenture unless such Holder shall have given to the Trustee written notice of default and unless Holders of 25% in principal amount of the outstanding debt securities of such series shall have made written request to the Trustee and offered to the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed for 60 days to institute such suit. (Section 5.6)
If an Event of Default occurs, the Trustee will distribute the money it collects in the following order:
•	First, to the Trustee and its agents and attorneys an amount sufficient to cover their reasonable compensation, costs, expenses, liabilities and advances made.
•
Second, in the case the principal of the defaulted series is not yet due and payable, ratably to the persons entitled to payment of interest on the defaulted series in order of the maturity of the installments of such interest, with interest on the overdue installments of interest, or, in the case the principal of the defaulted series is due and payable, ratably, based on the aggregate of principal and accrued and unpaid interest, to persons entitled to payment of principal and interest on the defaulted series, with interest on the overdue principal and overdue installments of interest.

•	Third, the remainder to us or any other person entitled to it. (Section 5.3)
We must file an annual certificate with the Trustee as to our compliance with conditions and covenants under the Indenture. (Section 3.5)
In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the Holders of all debt securities of such series, or the Holders of a majority of all outstanding debt securities voting as a single class, on behalf of the Holders of all outstanding debt securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, but may not waive, among other things, an uncured default in payment. (Sections 5.1 and 5.10)
Modification or Amendment of the Indenture
If we receive the consent of the Holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the Trustee that would:
•	add, change or eliminate provisions in the Indenture; or
•	change the rights of the Holders of debt securities.
However, unless we receive the consent of all of the affected Holders, we may not enter into supplemental indentures that would with respect to the debt securities of such Holders:
•	change the maturity;
•	reduce the principal amount or any premium;
•	reduce the interest rate or extend the time of payment of interest;
•	reduce any amount payable on redemption or reduce the amount of the principal of an Original Issue Discount Security that would be payable on acceleration;
•	impair or affect the right of any Holder to institute suit for payment;
•	change any right of the Holder to require repayment; or
•	reduce the requirement for approval of supplemental indentures. (Section 8.2)
We may also, without consent of the Holders, enter into supplemental indentures with the Trustee that would, among other things:
•	convey property to the Trustee as security for the debt securities;
•	evidence the succession of another corporation and provide for assumption of rights and obligation under the Indenture;

•	provide for a successor trustee or additional trustee;
•	add covenants, restrictions and conditions as we and the Trustee shall consider to be for the protection of the Holders of the outstanding debt securities;
•	add covenants, restrictions and conditions as described under “General” above;
•	cure any ambiguity or correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision contained in the Indenture;
•	make such other provisions as we may deem necessary or desirable so long as the interests of the Holders are not adversely affected thereby; or
•	make such other changes to the terms of the debt securities as left to our discretion by the terms of the Indenture. (Section 8.1)
Regarding the Trustee
The Trustee is Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association. Wells Fargo Bank, National Association was successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York) as trustee under the Indenture. Unless we otherwise indicate in a prospectus supplement, the Trustee will also be the paying agent and registrar of the debt securities. The Trustee is trustee in respect of our other debt securities issued and outstanding under the Indenture, and its affiliate is the registrar and transfer agent for our common stock. The Trustee’s Corporate Trust Office is currently located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention CCT Administrator for Emerson Electric Co.
Under certain circumstances, the Holders of a majority in principal amount of the Securities of each series may remove the Trustee with respect to such series and appoint a successor Trustee for such series, or any Securityholder of at least six months may petition a court for the removal of the Trustee and the appointment of a successor Trustee with respect to a particular series. (Section 6.10)

BOOK-ENTRY DEBT SECURITIES
The applicable prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, or DTC, 140 58th Street, Brooklyn, NY 11220. The global note(s) will evidence all of the debt securities of that series. This means that we will not issue certificates to each Holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global book-entry securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. DTC has no knowledge of the actual beneficial owners of the securities as DTC’s records reflect only the identity of participants, which may or may not be the actual beneficial owners. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of debt securities under the Indenture.
Neither DTC nor its nominee, Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy). Conveyance of notices and other communication among DTC, participants and holders of securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
The laws of some jurisdictions may require that certain purchasers of securities such as debt securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to acquire or transfer beneficial interests in the global book-entry security.
We will make payments on each series of book-entry debt securities to DTC or its nominee (Cede & Co.), as the sole registered owner and Holder of the global book-entry security. Neither Emerson, the Trustee nor any of our or their agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to such beneficial ownership interests.
DTC has advised us that, when it receives any payment on a global security, it will, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of such participants.
A global security representing a series will be exchanged for certificated debt securities of that series only if (x) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days, (y) we decide that the global security shall be exchangeable or (z) there is an Event of Default under the Indenture or an event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the debt securities represented by such global security. If that occurs, we will issue debt securities of that series in certificated form in exchange for such global security. Subject to the foregoing, an owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of such series equal in principal amount to such beneficial interest and to have such debt securities registered in its name. We would issue the certificates for such debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. No fees or costs of DTC will be charged to you.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK OF EMERSON
The following is a summary of the material terms of our capital stock and the provisions of our Restated Articles of Incorporation and Bylaws, as amended. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our Restated Articles of Incorporation, Bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”
General
Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.50 per share, and 5,400,000 shares of preferred stock, par value $2.50 per share. There are no shares of preferred stock outstanding.
Common Stock
All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock or debt securities issued pursuant to this prospectus or in connection with the obligations of a holder of share purchase contracts to purchase our common stock, will be fully paid and non-assessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds. In the event of any such declaration or payment, the holders of common stock will be entitled, to the exclusion of the holders of the preferred stock, to share therein. If we liquidate, dissolve, or wind up Emerson, after distribution and payment in full is made to holders of preferred stock, if any, the remainder of assets, if any, will be distributed pro rata among the holders of common stock of the company. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock. We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the NYSE Texas.
Computershare, Inc. is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange and on the NYSE Texas under the symbol “EMR.”
Preferred Stock
Our Restated Articles of Incorporation vest our board of directors with authority to issue up to 5,400,000 shares of preferred stock from time to time in one or more series and by resolution or resolutions:
•	To fix the distinctive serial designation of the shares of any such series;
•
To fix the rate or amount per annum at which the holders of the shares of any series shall be entitled to receive dividends, the dates on which such dividends shall be payable, and the date or dates from which such dividends shall be cumulative;

•	To fix the price or prices at which, the times during which, and the other terms upon which the shares of any such series may be redeemed;
•	To fix the amounts payable on the shares of any series in the event of dissolution or liquidation of the Company;
•	From time to time to include additional shares of preferred stock which the Company is authorized to issue in any such series;
•
To determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of the common stock of the Company, shares of any other series of the preferred stock of the Company, now or hereafter authorized, or any new class of preferred stock of the Company hereafter authorized, or debt securities, the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right shall be exercised;

•	To fix such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law;
•	To determine if a sinking fund shall be provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund; and
•	To set the consideration for which the shares of the series are to be issued.
Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our Restated Articles of Incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our Restated Articles of Incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.
The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by law and the Restated Articles of Incorporation, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our Restated Articles of Incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our Restated Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC as required.
Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. No dividend may be declared or paid and no distribution may be made on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, until the full cumulative dividends on the preferred stock of all series up to the end of the then quarterly dividend period shall have been declared and paid (or appropriated and set aside) by the board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. If the amount determined by our board of directors to be declared and payable as dividends on the preferred stock is insufficient to pay the full dividend, including accumulations, on all outstanding series, such amount shall be paid on all outstanding shares of all series on pro rata basis generally based on the amount of the full dividend for that series.
Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution earnings and assets, so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case, the holders of preferred stock will not be entitled to any other or further payment. In addition, the rights of the preferred stock in the event of a dissolution, liquidation or winding up shall not restrict or prevent the Company from paying dividends on common stock if the payment of such dividends is not restricted by any other terms of the preferred stock. If upon any liquidation, dissolution or winding up, amounts available for payment are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, the amount available will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.
Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.
Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.
Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.
The preferences, priorities, special rights and powers given to the preferred stock under our Restated Articles of Incorporation, or to any series thereof by any authorizing action of our board, may be altered or terminated, as provided by law, upon the affirmative vote of the holders of a majority of each series of preferred stock issued and outstanding whose rights will be affected by such proposed alteration or termination. No additional shares of the preferred stock except the shares provided for in our Restated Articles of Incorporation shall be authorized, and no additional shares of any other class of preferred stock having a priority over, or entitled to participate on a parity with, the preferred stock shall be authorized, except upon the affirmative vote of the holders of a majority of each series of the preferred stock issued and outstanding; provided, however, that the authorizing resolution for any series of preferred stock may provide for the vote of a greater percentage of the shares.
Currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matter submitted to the shareholders, amendments to the Restated Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:
•	increase or decrease the aggregate number or par value of authorized shares of the class or series;
•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;
•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or
•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.
Board Representation. Our Restated Articles of Incorporation provide that in addition to the voting rights set forth above, if, and whenever, six (6) or more quarterly dividends, whether or not consecutive, on the preferred stock shall be in arrears, in whole or in part, the holders of the preferred stock, including all series thereof, voting as a single class, shall have the right to elect a number of the members of the board of directors equal to the whole number obtained by dividing seven (7), into the number of directors of the Company authorized at such time by the Restated Articles of Incorporation of the Company, but not less than two (2) directors. In such event, the remainder of the directors shall be elected by the holders of the common stock and preferred stock, voting as a single class. Whenever all dividends in arrears and current dividends on the preferred stock then outstanding have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect such number of directors shall cease. During the time when the preferred stock is vested with the power of board representation, the secretary of the Company may (and shall upon the written request of the holders of record of ten percent (10%) or more in number of shares of the preferred stock outstanding) call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them subject to the provisions of our Restated Articles of Incorporation. In the case of additional authorized shares of preferred stock or a different class of preferred stock shall be created and issued, nothing herein contained shall prevent any such additional shares or class of the preferred stock from having the same voting rights on a pari passu basis with the shares of preferred stock entitled to vote on any matters.
Many of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on our common stock or any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.
Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Emerson, making removal of the management of Emerson difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the NYSE Texas, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Emerson through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Emerson. See also “Certain Charter and Bylaw Provisions” below.
Certain Charter and Bylaw Provisions
Our Restated Articles of Incorporation and Bylaws:
•	provide for a classified board of directors;
•	limit the right of shareholders to remove directors or change the size of the board of directors;
•	limit the right of shareholders to fill vacancies on the board of directors;
•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;
•	require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal certain provisions of our Restated Articles of Incorporation; and
•	provide that the Bylaws may be amended only by the majority vote of the board of directors.
Shareholders will not be able to amend the Bylaws without first amending the Restated Articles of Incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of Emerson.
Since the terms of our Restated Articles of Incorporation and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Restated Articles of Incorporation and Bylaws. If you would like to read our Restated Articles of Incorporation and Bylaws, they are on file with the SEC or you may request a copy from us.
Size of Board
Our Restated Articles of Incorporation provide that the number of directors will be fixed by our Bylaws; provided that the Bylaws must provide for three or more directors. Our Bylaws provide for a board of directors of at least three directors and permit the board of directors to set the number of directors from time to time. In accordance with our Bylaws, on August 4, 2026, our board of directors fixed the number of directors at eleven. Our Restated Articles of Incorporation and Bylaws further provide that our Bylaws may be amended only by a majority vote of our entire board of directors.
Election of Directors
Our Bylaws provide certain detailed timing and information requirements for the nomination of directors by shareholders. Please see our annual proxy statement for additional information.
Nominations outside of Emerson’s proxy statement. In order for a shareholder to nominate a candidate for director outside of our proxy statement, our Bylaws require that a shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days before the meeting (but if we give less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then the shareholder must give notice within ten days after the notice of the meeting is mailed or other public disclosure of the meeting is made). The notice must describe various matters regarding the nominee as specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting. Our Bylaws also set out specific eligibility requirements that nominees for director must satisfy, including various representations and agreements.
The foregoing time limits for a shareholder to nominate a candidate for director outside of our proxy statement also apply to shareholders seeking to utilize the SEC’s universal proxy rules set forth in Rule 14a-19 of the Exchange Act.
Nominations for inclusion in Emerson’s proxy statement (Proxy Access). In certain cases, our Bylaws permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered not less than 120 days nor more than 150 days prior to the anniversary of the date that we commenced mailing of our proxy materials (as stated in our proxy materials) in connection with the most recent annual meeting of shareholders. To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law. The Bylaws require that these disclosures be updated and supplemented, if necessary and that the shareholder making a nomination must appear at the meeting for the nomination to be considered.
No cumulative voting. Our Bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.
No person shall be eligible for election as a director if such person is seventy-two (72) years old or older at the commencement of his term. However, we have amended our Bylaws from time to time to grant exceptions.
Classified Board
Our Restated Articles of Incorporation and Bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.
Removal of Directors
Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock then entitled to vote at an election of directors may remove any director from office. Our Restated Articles of Incorporation provide that shareholders may remove a director with or without “cause” and with the approval of the holders of 85% of Emerson’s voting stock.
Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the Bylaws for election as a director or in the event the director is in breach of any agreement between such director and Emerson relating to such director’s service as a director or employee of Emerson.
Filling Vacancies
Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation;

provided, that when a board of directors is classified, as is the case with our board, a director filling a vacancy is not required to be presented for election by shareholders until the class to which the director has been elected by the board is presented for election by shareholders. Our Bylaws provide that, only the vote of a majority of the remaining directors may fill vacancies.
Limitations on Shareholder Action by Written Consent
Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous by the shareholders entitled to vote with respect to the subject matter thereof.
Limitations on Calling Shareholder Meetings
Under our Restated Articles of Incorporation and Bylaws, special meetings of shareholders may be called only by a majority of our board of directors, our chairman of the board, or the holders of not less than 85% of our voting stock.
Limitations on Introducing Other Items of Business
In order for a shareholder to bring an item of business before a shareholder meeting, our Bylaws require that the shareholder give us timely notice in advance of the meeting. Ordinarily, the shareholder must give notice at least 90 days but not more than 120 days before the meeting (but if we give less than 100 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting). The notice must include, among other things, a description of the item of business, the reasons for bringing the item of business and other specified matters. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. The Bylaws require that these disclosures be updated and supplemented, if necessary, and that the shareholder proposing business must appear at the meeting for the proposal to be considered. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.
Amendment of Restated Articles of Incorporation
Our Restated Articles of Incorporation may be amended by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast on the amendment; provided that certain provisions contained in our Restated Articles of Incorporation respecting business combinations, the board of directors, removal of directors, amendment of Bylaws and special meetings of shareholders may be amended only by the affirmative vote of the holders of 85% of the total voting power of all outstanding shares of Emerson, voting as a single class. However, the provisions respecting business combinations may be amended upon the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Emerson if such amendment shall first have been approved and recommended by a majority of those directors who meet certain criteria of independence from parties seeking a business combination.
Business Combination Provisions in Restated Articles of Incorporation
Our Restated Articles of Incorporation provide that certain business combinations involving Emerson and certain 10% shareholders, each as defined in our Restated Articles of Incorporation, require the approval of not less than 85% of the total voting power of all outstanding voting stock, voting as a single class unless (i) a majority of the continuing directors (as defined in our Restated Articles of Incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied. Under Missouri law, for certain other mergers, the shareholder approval requirement may be two-thirds of the outstanding shares entitled to vote. However, additional requirements may apply as described in “Missouri Statutory Provisions” herein.
Limitation on Directors’ Liability
Our Restated Articles of Incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Missouri General and Business Corporation Law.

Anti-Takeover Effects of Provisions
The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our Restated Articles of Incorporation and/or Bylaws that limit the ability of shareholders to amend our Bylaws, to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit Emerson and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.
The provision of Missouri law which requires unanimity for shareholder action by written consent requires that all our shareholders entitled to vote on a proposed action have the opportunity to participate in the action and prevents the holders of a majority of the voting power of Emerson from using the written consent procedure to take shareholder action. The Bylaw provision requiring advance notice of other items of business may make it more difficult for shareholders to take action opposed by the board of directors. Moreover, a special meeting of shareholders may only be called by holders of not less than 85% of all of the outstanding shares entitled to vote at such a meeting.
These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board’s consent, and thus reduce the vulnerability of Emerson to an unsolicited takeover proposal. These provisions enable Emerson to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of Emerson and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of Emerson and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management. The provisions requiring an 85% vote of shareholders for amendments to certain provisions of our Restated Articles of Incorporation and for certain business combinations have the effect of limiting the ability of shareholders and others to change the terms of Emerson’s Restated Articles of Incorporation and to change control of Emerson.
Missouri Statutory Provisions
Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.
Business Combination Statute
Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.
The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status. The statute provides that, after the expiration of such five-year period, business combinations are prohibited unless:
•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination at a meeting called for such purpose; or
•	the business combination satisfies certain detailed fairness and procedural requirements.
A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.
A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.
Control Share Acquisition Statute
Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.
In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, the acquisition must be approved by the affirmative vote, at a single shareholder meeting, of (i) a majority of all outstanding voting shares, and (ii) separately, a majority of all outstanding voting shares excluding shares held by each of (a) the acquiring shareholder, (b) employee directors and (c) officers appointed by the board of directors. Both thresholds must be satisfied for the acquisition to be approved. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.
Not all acquisitions of shares constitute control share acquisitions. The following acquisitions generally do not constitute control share acquisitions:
•	good faith gifts;
•	transfers in accordance with wills or the laws of descent and distribution;
•	purchases made in connection with an issuance by us;
•	purchases by any compensation or benefit plan;
•	the conversion of debt securities;
•	purchases from holders of shares representing two-thirds of our voting power; provided such holders act simultaneously;
•	satisfaction of a pledge or other security interest created in good faith;
•	mergers involving us which satisfy the other requirements of the Missouri General and Business Corporation Law;
•	transactions with a person who owned a majority of our voting power within the prior year; or
•
purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person’s voting power after the purchase does not exceed the selling shareholder’s voting power range prior to the sale.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of the control share acquisition statute.
Take-Over Bid Disclosure Statute
Missouri’s “take-over bid disclosure statute” requires that, under some circumstances, including inapplicability of disclosure required by the Exchange Act, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. We may issue warrants independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities. Each warrant will entitle the holder to purchase for cash an amount or number of securities at the exercise price specified in the prospectus supplement relating to the warrants.
We will issue our warrants in one or more series, each under a warrant agreement between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.
As required, we will file a copy of each warrant agreement that we enter into with the warrant agent in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.
General Terms
The applicable prospectus supplement will contain, where appropriate, information relating to the warrants, including the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the price and prices at which the warrants will be issued;
•	the various factors considered in determining the exercise prices;
•	the currency or currencies in which the price of the warrants will be payable;
•	the dates upon which the right to exercise the warrants will begin and end;
•	if the warrants are not continuously exercisable, the specific date or dates on which they may be exercised;
•	the place or places where, and the manner in which, the warrants may be exercised;
•	the exercise price, the procedures for exercise and the circumstances, if any, that will deem the warrants to be automatically exercised;
•	any provisions for changes to or adjustments in the exercise price;
•	the designation and terms of the securities purchasable upon exercise of the warrants and the number or amount of such securities issuable upon exercise of the warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;
•	any minimum or maximum number of warrants which may be exercised at any one time;
•
if warrants are issued together with debt securities, common stock or preferred stock, the title of the securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;

•	whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;
•	information with respect to book-entry procedures, if any;
•	the terms of any mandatory or optional redemption or call provisions;
•	the exchanges, if any, on which the warrants may be listed;
•	the identity of the warrant agent;
•	the terms of the warrant agreement entered into with the warrant agent;

•	the U.S. federal income tax considerations applicable to the warrants; and
•	any other material terms of the warrants.
Prior to the exercise of the warrants, warrant holders will not have any rights of holders of our securities purchasable upon exercise of those warrants, including (1) in the case of warrants for the purchase of our debt securities, the right to receive payments of principal, premium or interest, if any, on those debt securities or to enforce covenants in the governing Indenture, or (2) in the case of warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.
Exercise of Warrants
Warrants may be exercised as set forth in the applicable prospectus supplement. Any warrants not exercised by the expiration date will be void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the holder the securities purchased upon exercise of the warrants. If the warrants are certificated and a holder does not exercise all of the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.
Amendments and Supplements to Warrant Agreement
Except as otherwise set forth in the prospectus supplement, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
We may issue share purchase contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of our common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the share purchase contract. The price per share may be fixed at the time that the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. Share purchase contracts may include anti-dilution provisions to adjust the number of shares issuable pursuant to such share purchase contracts upon the occurrence of certain events.
We may issue the share purchase contracts separately or as a part of units, which we refer to as “share purchase units.” Each such unit will consist of a share purchase contract and one or more of: (i) our debt securities, (ii) our common stock, (iii) our preferred stock, (iv) our warrants or (v) debt obligations of third parties, including U.S. Treasury securities, which in each case will be pledged to secure the purchasers’ obligation to purchase common stock or preferred stock under the related share purchase contract.
The share purchase contracts may:
•	require us to make periodic payments to holders of the share purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis;
•	require holders to pay their payment obligations at the time the share purchase contracts are issued, which we refer to as “prepaid share purchase contracts,” or at the time of settlement;
•	require holders to secure their obligations under the share purchase contracts in a specified manner; and
•
permit us to deliver, in certain circumstances, newly issued prepaid share purchase contracts, often known as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the material terms of the share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. As required, we will file a copy of each of these documents in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. We will provide information about material U.S. federal income tax considerations applicable to the share purchase contracts and the share purchase units in the applicable prospectus supplement to the extent required.

PLAN OF DISTRIBUTION
We may sell any of the securities offered by this prospectus to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents, or through a combination of methods.
Such firms may also act as our agents in the sale of the securities. We have no definitive plans to sell any of the securities offered by this prospectus directly to purchasers, but it is possible that we may make direct sales to one or more institutional investors. Any of our officers involved in such direct sales will rely on the exemption from broker-dealer registration provided by Rule 3a4-1 under the Exchange Act and will comply with all elements of that rule.
Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by such supplement. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. As may be appropriate, we will file any required post-effective amendment or prospectus supplement to this registration statement that will name all of the participating underwriters in any “at the market” equity offering of our securities.
We may distribute securities at different times in one or more transactions. We may sell securities at fixed prices, which may change from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as such term is defined in the Securities Act. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter, dealer or agent, and we will describe any such compensation, in the prospectus supplement as required. We will describe our expected offering expenses in the prospectus supplement relating to a particular offering.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities.
Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent as required. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.
We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. In the event that we conduct an electronic auction, if required we will file a post-effective amendment to the registration statement of which this prospectus (as supplemented) forms a part, describing the auction. We will include the price and terms to be established by the auction, a summary of the auction process and how you may participate in the auction, a description (or screenshots) of the Internet web pages that you will see before the auction and a description of the underwriters’ obligations.
Unless otherwise indicated in the prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange and the NYSE Texas. Any common stock sold pursuant to a prospectus supplement will be listed on such exchanges, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.
Agents, underwriters and dealers and their respective affiliates may be customers of, engage in transactions with, or perform commercial banking and/or investment banking transactions and/or advisory services and other services for, us and our subsidiaries in the ordinary course of business.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver common stock covered by this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.
The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.
In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Underwriters may also engage in penalty bids or reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, John A. Sperino, Esq., our Vice President and Assistant Secretary, will pass upon the legality of the offered securities for us. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, will pass upon the legality of the offered securities for the underwriters, if any. Mr. Sperino is paid a salary by Emerson, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of Emerson common stock. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell LLP will rely on the opinion of John A. Sperino with respect to matters of Missouri law. Davis Polk & Wardwell LLP acts as counsel to us from time to time with respect to various matters but not with respect to the offered securities. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is also representing us in connection with some of the aspects of this offering.
EXPERTS
The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2026 and 2025, and for each of the years in the three-year period ended September 30, 2026, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2026 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2026 financial statements refers to a change in the method of accounting for pension and postretirement plans.